                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of January 13, 2003, is by and among CONMED Corporation, a New York corporation (the "Purchaser"), Arrow Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Purchaser ("Merger Sub"), and Bionx Implants, Inc., a Pennsylvania corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Purchaser and the Board of Directors of the Company have each determined that it is advisable to merge the Merger Sub with and into the Company (the "Merger") pursuant to this Merger Agreement, with the result that the holders of the outstanding shares (the "Shares") of Common Stock of the Company, par value $.0019 per share (the "Company Common Stock"), shall receive a payment in cash for each Share as provided in this Merger Agreement and the Company shall become a wholly owned subsidiary of the Purchaser;

         WHEREAS, the respective Boards of Directors of the Purchaser and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders, and the Purchaser has approved this Merger Agreement and the Merger as the sole shareholder of Merger Sub; and

         WHEREAS, as a condition to and inducement to the Purchaser's and Merger Sub's willingness to enter into this Merger Agreement, simultaneously with the execution of this Merger Agreement, certain shareholders of the Company are entering into voting agreements with the Purchaser and Merger Sub (the "Voting Agreements").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Purchaser, Merger Sub and the Company hereby agree as follows:

                                 1. THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth herein, at the Effective Time (as defined in Section 1.4 hereof), in accordance with this Merger Agreement and the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation. The Company hereinafter sometimes is referred to as the "Surviving Corporation".

         1.2 Effect of the Merger. The Merger shall have the effects set forth in Section 1929 of the Pennsylvania Law.

         1.3 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Merger Agreement or (ii) at such other place and time and/or on such other date as the Company and Purchase may agree in writing (the "Closing Date").

         1.4 Consummation of the Merger. As soon as is practicable after the Closing, the parties hereto will cause the Merger to be consummated by filing Articles of Merger with the Department of State of the Commonwealth of Pennsylvania, in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The time of the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania is referred to herein as the "Effective Time".

         1.5 Articles of Incorporation; By Laws. The Articles of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation, and thereafter shall continue to be its Articles of Incorporation and By-Laws until amended as provided therein and under Pennsylvania Law.

         1.6 Directors and Officers of Surviving Corporation.

             (a) The directors of Merger Sub shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

             (b) The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.7 Dissenters Rights. In accordance with Section 1571 of the Pennsylvania Law, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                            2. Conversion and Payment

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the securities of the Company or Merger Sub:

             (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.1(b) hereof) shall be canceled and extinguished and be converted into and represent the right to receive from the Surviving Corporation $4.35 in cash, without interest (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders of the Shares, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 2.3.

             (b) Each Share issued and outstanding immediately prior to the Effective Time that is (i) held in the treasury of the Company or (ii) owned by the Purchaser or any direct or indirect subsidiary of the Purchaser (including the Merger Sub) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired and no payment shall be made with respect thereto.

             (c) Each share of common stock, par value $.0019 per share, of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

         2.2 Payment Fund. Immediately prior to the Effective Time, the Purchaser shall deposit or shall cause to be deposited with the Disbursing Agent (as defined in Section 2.3 hereof) in a separate fund established for the benefit of the holders of Shares, for payment in accordance with this Article 2 through the Disbursing Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to this Article 2 to holders of Shares (other than the Company, the Purchaser, Merger Sub or any other subsidiary of the Purchaser). The Disbursing Agent shall, pursuant to irrevocable instructions delivered prior to the Effective Time, pay the Merger Consideration out of the Payment Fund.

         The Disbursing Agent shall invest portions of the Payment Fund as the Purchaser directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Disbursing Agent to make prompt payment to former holders of Shares entitled thereto as contemplated by this Article 2. The Purchaser shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings of Permitted Investments shall be paid to the Purchaser. If, for any reason (including losses incurred as a result of Permitted Investments), the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under this
Article 2, the Purchaser shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Merger Agreement.

         2.3 Payment of Cash for Shares. Each holder of a certificate or certificates representing Shares canceled upon consummation of the Merger pursuant to Section 2.1(a) hereof may thereafter surrender such certificate to a disbursing agent to be designated by the Purchaser and reasonably satisfactory to the Company (the "Disbursing Agent"), as agent for such holders of Shares, to effect the surrender of such certificates on their behalf for a period ending twelve months after the Effective Time. The Purchaser agrees that promptly after the Effective Time it will distribute to such holders a form of letter of transmittal and instructions (in the form and substance of a letter of transmittal and instructions to be approved by the Company prior to the

Effective Time, such approval not to be unreasonably withheld) for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented Shares in exchange for payment therefor. Each such holder shall be entitled upon surrender of one or more certificates formerly representing Shares, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, to receive in exchange therefor a check representing the amount to which such holder is entitled in respect of the canceled Shares represented by such certificates after giving effect to any required federal, state or local withholding, transfer, stamp, sales or similar Taxes. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive such amount. If payment is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be endorsed or shall be otherwise in proper form for transfer, with the registered owner's signature guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States, and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Purchaser or the Disbursing Agent that such Tax either has been paid or is not payable. If any of the cash deposited with the Disbursing Agent pursuant to Section 2.2 hereof for purposes of payment in exchange for such Shares remains unclaimed following the expiration of 180 days after the Effective Time, such cash shall be delivered to the Purchaser by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any persons claiming any amount of such cash and the surrender and exchange shall be effected directly with the Purchaser. None of Purchaser, the Surviving Corporation, the Disbursing Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest shall accrue or be payable with respect to any amounts which any holder shall be entitled to receive. The Purchaser or the Disbursing Agent shall be authorized to pay the cash attributable to any certificate theretofore issued which has been lost or destroyed, but only upon receipt of satisfactory evidence of ownership of the Shares represented thereby and of appropriate indemnification. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Merger shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.

         2.4 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Merger Agreement and to vest the Surviving Corporation with full rights, title and possession to all assets, properties, rights, privileges, immunities and franchises of either the Company or Merger Sub, the officers and directors of each such corporation are fully authorized in the name of such corporation or otherwise to take, and shall take, all such lawful and necessary action.

         2.5 Transfer of Shares After Effective Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

         2.6 Exercise and Cancellation of Company Options. Prior to the Effective Time, the Board of Directors of the Company or, if appropriate, a committee thereof shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option or similar right to purchase Company Common Stock (the "Company Options or the "Stock Options") under the Company's Stock Option Plan (as defined in Section 4.4 hereof) or Investment Plan (as defined in Section 4.4 hereof) or any stock option plan, agreement or arrangement of the Company (collectively, the "Company Stock Option Plans") shall become exercisable and vested with respect to all of the shares of Company Common Stock subject thereto, and, immediately prior to the Effective Time shall be cancelled (except to the extent that such cancellation is not permitted under the terms of the Company's Investment Plan) and, in exchange therefore, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefore, a payment in cash (subject to any applicable Taxes required by applicable law to be withheld) in an amount equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option (such amounts payable hereunder with respect to all Company Options being referred to as the "Option Payments"). From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment. The Company shall use its best efforts to ensure that former holders of Company Options will have no rights other than the right to receive their respective portion of the Option Payments, including obtaining consents from holders of Company Options under the Company's Investment Plan. The Company has delivered to the Purchaser consents signed by holders of Company Options covering all but 18,624 of the shares issuable upon exercise of Company Options granted pursuant to the Company's Investment Plan and shall use its best efforts to obtain similar consents from all other holders of such Company Options as soon as practicable. The Purchaser shall cause the Surviving Corporation to pay any Option Payment not paid prior to the Effective Time.


               3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


         The Purchaser represents and warrants to the Company as follows:

         3.1 Organization and Qualification. Each of the Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to carry on its respective business as now conducted. The Purchaser is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified is not reasonably likely to have a material adverse effect on the Purchaser and its subsidiaries taken as a whole.

         3.2 Authority Relative to this Merger Agreement. Each of the Purchaser and Merger Sub has the requisite corporate power and authority to enter into this Merger Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Merger Agreement by the Purchaser and Merger Sub and the consummation by the Purchaser and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of the Purchaser and Merger Sub and by the Purchaser as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of the Purchaser or Merger Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Purchaser and Merger Sub and constitutes a valid and binding obligation of each such entity. Neither the Purchaser nor Merger Sub is subject to or obligated under any provision of (i) its respective Certificate or Articles of Incorporation or By-Laws, (ii) any contract, agreement, mortgage, indenture or other document, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created by its execution and performance of this Merger Agreement, except (as to (ii), (iii) or (iv) above) where such breach, violation or right would not individually, or in the aggregate, prevent or materially delay the Purchaser or Merger Sub from performing its obligations under this Merger Agreement. The consummation of Merger by the Purchaser and Merger Sub will not require the consent or approval of any party other than (i) satisfaction of applicable requirements, if any, of the Securities Exchange Act of 1934 (the "Exchange Act"), state "blue sky" or takeover laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) filing and recordation of appropriate merger documents as required by the Pennsylvania Law and (iii) where failure to obtain such consents or approvals would not prevent or materially delay the Purchaser or Merger Sub from performing its obligations under this Merger Agreement.

         3.3 Financing. The Purchaser has cash, marketable securities or credit available for use in connection with the acquisition of the Company in an aggregate amount sufficient to consummate the transactions contemplated hereby.

         3.4 Merger Sub Formation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than execution of this Merger Agreement, the performance of its obligations hereunder and related ancillary matters.

         3.5 Ownership of Company Common Stock. As of the date of this Merger Agreement, the Purchaser does not own any shares of Company Common Stock.


                4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Purchaser by the Company prior to entering into this Merger Agreement (the "Disclosure Letter" or "Company Disclosure Schedule"), the Company hereby represents and warrants to the Purchaser and Merger Sub that:

         4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a "Material Adverse Effect". As used in this Merger Agreement, the term "Material Adverse Effect" shall mean any development, effect or change that, individually, or in the aggregate with such other developments, effects or changes, has had, or could reasonably be expected to have, a material adverse effect on the financial condition, business, revenues, results of operations, properties, assets or liabilities of the Company and its Subsidiaries (as defined in Section 9.4 hereof), taken as a whole, other than any such development, effect or change resulting from (i) the loss of revenues from the Company's sales agents, distributors or dealers ("Distributors") resulting from the announcement of this Merger Agreement or any payments made by the Company to Distributors as described in Section 6.10 of the Disclosure Letter, (ii) changes in general economic conditions in the United States or abroad (including, without limitation, any effect that acts of terrorism or outbreak of war have on such general economic conditions), or (iii) legal, governmental or regulatory factors (including, without limitation, any effect that acts or terrorism or outbreak of war have on such legal, governmental or regulatory factors) generally affecting companies in the Company's industry; provided, in each case of clauses (ii) and (iii), that the Company is not materially disproportionately affected, as compared to other companies in the Company's industry, by such developments, effects, changes or factors.

         4.2 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws in the form attached to Section 4.2 of the Disclosure Letter are the Articles of Incorporation and By-Laws of the Company as in effect on the date of this Merger Agreement.

         4.3 Subsidiaries. Each of the Company's Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power (corporate or otherwise) to carry on its business as it is now being conducted. Each such Subsidiary is duly qualified as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect. All of the outstanding shares of capital stock or ownership interests of each of the Company's Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a wholly owned Subsidiary of the Company, free and clear of all liens, claims, pledges or encumbrances, and there are no proxies outstanding with respect to such shares or interests. Section 4.3 of the Disclosure Letter sets forth a true and complete list of the ownership interests of the Company or its Subsidiaries in the Subsidiaries and in any other corporation, partnership, joint venture or other business association or entity.

         4.4 Capitalization. The authorized capital stock of the Company consists of 8,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), and 31,600,000 shares of Company Common Stock. As of the date hereof, (i) no shares of Preferred Stock were outstanding, (ii) 10,773,397 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, (iii) 99,716 shares of Company Common Stock were held in the treasury of the Company, (iv) 2,181,313 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"), a copy of which has been furnished previously to the Purchaser, (v) 394,536 shares of Company Common Stock were reserved for issuance pursuant to the Company's Investment Plan (the "Investment Plan"), a copy of which has been furnished previously to the Purchaser, (vi) options to purchase 1,095,479 shares of Company Common Stock were outstanding under the Stock Option Plan, and (vii) options to purchase 149,639 shares were outstanding under the Investment Plan. Section 4.4 of the Disclosure Letter sets forth a true and complete listing of all Stock Options outstanding on the date hereof, showing, as of the date hereof, the names of the holders of such Stock Options, the number of Stock Options so held and the exercise prices of such Stock Options. Except as set forth above and except as set forth in Section 4.4 of the Disclosure Letter, there are not now, and at the Effective Time there will not be, any shares of capital stock or other securities of the Company or its Subsidiaries issued or outstanding, any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are or will be at the Effective Time authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any Shares or common stock of the Surviving Corporation pursuant to any Benefit Plan (as defined in Section 4.9(a), other than with respect to Company Options granted under the Investment Plan that have not been cancelled).

         4.5 Authority Relative to this Merger Agreement; Approval; Fairness. The Company has all requisite corporate power and authority to enter into this Merger Agreement and to perform its obligations hereunder. The execution and delivery of this Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby, except for any required approval of the Merger by holders of a majority of the votes cast at the Company Shareholders' Meeting by holders of the Company Common Stock (assuming a quorum is present) as set forth in Section 6.2 of this Merger Agreement (the "Company Requisite Vote"). This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The Board of Directors of the Company (A) has unanimously approved this Merger Agreement and the Merger and other transactions contemplated hereby and (B) has received the opinion of its financial advisors, U.S. Bancorp Piper Jaffray, to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view, a copy of which opinion shall be delivered to the Purchaser within one (1) business day after the date hereof. The execution, delivery and performance of this Merger Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, a default under, the acceleration of any obligations under or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 4.13 hereof) or permit, franchise or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Merger Agreement. Section 4.5 of the Disclosure Letter sets forth a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Merger Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above). Except as set forth in Section 4.5 of the Disclosure Letter, the consummation of the Merger by the Company and the other transactions contemplated hereby will not require the consent or approval of or registration or filing with any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, other than (i) approval of the Company's shareholders, (ii) applicable requirements, if any, of the Exchange Act, state "blue sky" or takeover laws and the HSR Act and (iii) filing and recordation of appropriate merger documents as required by the Pennsylvania Law. To the knowledge of the Company, no state takeover statute or similar statute or regulation (each, a "Takeover Statute") applies or purports to apply to the Merger, this Merger Agreement or any of the transactions contemplated hereby. To the full extent possible, the Company has opted out of Sections 1715, 2538, 25E, 25F, 25G and 25H of the Pennsylvania Law. By virtue of resolutions approved by the Company's Board of Directors, the Merger, this Merger Agreement and the transactions contemplated hereby will not be subject to the provisions set forth in Article 11 of the Company's articles of incorporation. Pursuant to Pennsylvania Law, no shareholder of the Company shall have any dissenters or appraisal rights with respect to the Merger.

         4.6 Commission Filings. The Company has previously delivered to the Purchaser (i) its Annual Report on Form 10-K for the year ended December 31, 2001, and any amendments thereto, as filed with the Securities and Exchange Commission (the "SEC") (as amended through the date hereof, the "10-K"), (ii) its proxy statement relating to the Company's meetings of shareholders (whether annual or special) during 2002, as filed with the SEC, and (iii) all other reports filed by the Company with the SEC under the Exchange Act since January 1, 2000 (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents previously provided to the Purchaser comply as to form in all material respects with applicable accounting requirements and published rules of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, as permitted by Form 10-Q and

Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity (to the extent applicable) and statements of cash flow for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein. The consolidated unaudited financial statements of the Company and its Subsidiaries for the period ended September 30, 2002 (the "Unaudited Third Quarter Financial Statements") previously provided to the Purchaser have been prepared using the same accounting principles and policies and in a manner consistent with the consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2001 included in the 10-K and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of September 30, 2002 and the consolidated results of their operations and statement of cash flows for the nine months ended September 30, 2002. As of the date hereof, the Company has not filed any definitive reports or statements with the SEC since November 22, 2002. The Company will provide the Purchaser with each draft version of the Company's Annual Report on Form 10-K, including documents incorporated therein by reference, for the year ended December 31, 2002, promptly after preparation of such draft.

         4.7 Absence of Certain Changes or Events. Since December 31, 2001, except as set forth in Section 4.7 of the Disclosure Letter or SEC Documents, neither the Company nor any of its Subsidiaries has: (a) suffered any Material Adverse Effect or any development, event, change or condition that could reasonably be expected to have a Material Adverse Effect; (b) conducted its business and operations, or engaged in any material transaction, other than in the ordinary course of business and consistent with past practices except, subsequent to the date hereof, as permitted by Section 5.1 hereof, (c) suffered any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, (d) made any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company or (e) made any change in accounting principles, practices or methods other than as required by generally accepted accounting principles. Since December 31, 2001, except as provided for herein or as disclosed in the SEC Documents and other than in the ordinary course, there has not been any increase in the compensation payable or which could become payable by the Company and its Subsidiaries to their officers or key employees, or any amendment of any Benefit Plans.

         4.8 Litigation and Liabilities. Except as disclosed in Section 4.8 of the Disclosure Letter or SEC Documents, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its affiliates or (ii) material obligations or liabilities, whether or not accrued, contingent, unasserted or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its affiliates except for, in the case of clause (ii), obligations or liabilities arising in the ordinary course of business consistent with past practices. Section 4.8 of the Disclosure Letter identifies and sets forth the amount of the obligations or liabilities, whether or not accrued, contingent, unasserted or otherwise and whether or not required to be disclosed, of the Company or any of its affiliates resulting from the execution of this Merger Agreement or the consummation of the transactions contemplated hereby.

         4.9 Employee Benefits.

             (a) True and complete copies of all documents comprising Benefit Plans have been provided to the Purchaser. For purposes of this Merger Agreement, the term "Benefit Plan" includes any plan, contract or arrangement (regardless of whether funded or unfunded, or foreign or domestic) which is sponsored by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries makes contributions or which covers any employee of the Company or any Subsidiary of the Company in his or her capacity as an employee or to which the Company or any Subsidiary of the Company has any obligation with respect to any current or former employee, and which is (i) an "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a severance contract with (an) employee(s) or any severance plan applicable to employees, or (iii) a stock option plan or any other plan of deferred compensation.

             (b) All Benefit Plans are valid and binding and in full force and effect and there are no material defaults thereunder. Each Benefit Plan complies currently, and has complied in the past, in all material respects in form and operation, with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable law, except for failures to comply which is not reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.9 of the Disclosure Letter, the Company does not sponsor any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") which is intended to be qualified under Section 401(a) of the Code or provide any retiree health and life benefits under any Benefit Plan (excluding (i) continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985 and (ii) as set forth in Section 4.9 of the Disclosure Letter, to the extent not material, any written arrangements for post-termination of employment medical or life coverage between the Company and any individual). There is no pending or, to the knowledge of senior management of the Company, threatened litigation relating to the Benefit Plans, except for pending or threatened litigation that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in, or failed to engage in, a transaction with respect to any Benefit Plan that is reasonably likely to subject the Company or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 or 4980B of the Code or Section 502(i), 502(c), 502(1) and 601 through 608 of ERISA in an amount which would have a Material Adverse Effect.

             (c) No Benefit Plan subject to Title IV of ERISA (including any "multiemployer plan" as defined in ERISA) has been sponsored or contributed to by the Company or any Subsidiary during the six-year period immediately preceding the date of this Merger Agreement.

             (d) All contributions required to be made, and claims to be paid, under the terms of any Benefit Plan have been timely made or reserves therefor on the balance sheet of the Company have been established, which reserves are adequate in all material respects.

         4.10 Taxes. For the purposes of this Section 4.10, the term "Tax" shall include all Taxes, charges, withholdings (including, without limitation, any income, social security and employment Tax withholding for all types of compensation), fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other Taxing authority on the Company or any of its Tax Affiliates (as defined below) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental and other Taxes, duties or assessments of any nature whatsoever. The Company has filed or caused to be filed timely (taking into account all extensions validly applied by the Company) all material federal, state, local and foreign Tax returns including all informational returns required to be filed by each of it and any member of its consolidated, combined, unitary or similar group (each such member, a "Tax Affiliate"). Such returns, reports and other information are accurate and complete in all material respects. The Company has made available to Purchaser true and correct copies of the United States federal income Tax returns and Pennsylvania corporate income Tax and capital stock and franchise Tax returns for each of the three most recent years ending on or before December 31, 2002. The Company has timely paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve on its balance sheet (in accordance with generally accepted accounting principles) for the payment of, all Taxes due or payable (without regard to whether such Taxes have been assessed) in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all Taxes due or payable (without regard to whether such Taxes have been assessed) in respect of the first period following the last period for which returns are due. Neither the Company nor any of its Tax Affiliates has any material liability for Taxes in excess of the amount so paid or accruals or reserves so established. No deficiencies for any Tax in excess of the amount reserved or provided therefor has, to the knowledge of the senior management of the Company, been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any Taxes has been given or requested and remains in effect on the date hereof. As of the date hereof and except as disclosed in its SEC Documents or in Section
4.10 of the Disclosure Letter, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment of collection of any Taxes for any period with respect to any Taxes of the Company or any of its Tax Affiliates. Neither the Company nor any of its Tax Affiliates is a party to any Tax sharing, indemnification or similar agreement or any agreement pursuant to which the Company or any of its Tax Affiliates has any obligation to any party (other than Company or one of its Tax Affiliates) with respect to any Taxes or is or was a member of any affiliated group filing combined, consolidated or unitary Tax returns other than a group of which the Company is or was the common parent. Neither the Company nor any of its Tax Affiliates has been a party to any distribution occurring during the last two (2) years in which the parties to such distribution treated such distribution as one to which Section 355 of the Code applied. No liens with respect to Taxes exist with respect to Company or any of its Tax Affiliates other than statutory liens for Taxes not yet due and payable or that are being contested in good faith and reserved for (in accordance with generally accepted accounting principles) on the Company's balance sheet.

         4.11 Information Supplied. Any proxy statement mailed by the Company to the holders of Shares after the date hereof and all amendments and supplements thereto will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the time of (a) the first mailing thereof or (b) the meeting called pursuant to Section 6.2, if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Purchaser or Merger Sub expressly for inclusion in such proxy statement.

         4.12 Licenses and Permits; Governmental Notices.

              (a) The Company and its Subsidiaries have obtained all material licenses and permits necessary to conduct their respective businesses and to own and operate their respective assets and such licenses and permits are valid and in full force and effect. No material defaults or violations exist or have been recorded in respect of any such license or permit. No proceeding is pending or, to the knowledge of the Company, threatened looking toward the revocation, limitation or non-renewal of any such license or permit.

              (b) Since December 31, 2001, except as set forth in the SEC Documents and Section 4.12 of the Disclosure Letter, the Company has not received any written notice regarding, and has not been made a party to, any proceeding alleging that (a) the Company is, or may be in, violation of any law, governmental regulation or order, (b) the Company must change any of its business practices to remain in compliance with any law, governmental regulation or order, (c) the Company has failed to obtain any license or permit required for the conduct of its business, or (d) the Company is in default under or violation of any license or permit.

         4.13 Compliance with Laws. Except as set forth in the SEC Reports filed prior to the date hereof and Section 4.13 of the Disclosure Letter, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation in any material respect of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any governmental authority (collectively, "Laws"). Except as set forth in the SEC Reports filed prior to the date hereof, no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any governmental authority indicated an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

         4.14 Insurance. As of the date hereof, the Company and each of its Subsidiaries are covered under insurance policies and programs which provide coverage to the Company and its Subsidiaries by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors of which the Company has copies have previously been made available for inspection by the Purchaser and are in full force and effect. Except as otherwise set forth in Section 4.14 of the Disclosure Letter or SEC Documents, as of the date hereof, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause other than a customary reservation of rights clause. All necessary notifications of claims have been made to insurance carriers other than those where the failure to so notify is not reasonably expected to have a Material Adverse Effect.

         4.15 Contracts. Section 4.15 of the Disclosure Letter sets forth a true and complete list of the following contracts to which the Company or its Subsidiaries is a party (the "Material Contracts"):

              (a) any contract with respect to which revenues of $50,000 or more were generated in 2002 or any contract committing the Company to expenses of $50,000 or more in the United States, or $100,000 or more outside the United States, in 2003;

              (b) any lease of real property or any lease of personal property with an annual rental of more than $20,000;

              (c) any contract or agreement for capital expenditures in excess of $20,000;

              (d) any employee collective bargaining agreement or other contract with any labor union;

              (e) any covenant not to compete or contract or agreement that purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after giving effect to the Merger, Purchaser or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business;

              (f) any agreement, contract or other arrangement under which the Company or any Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any third-party, other than with respect to indebtedness that has been repaid in full;

              (g) any agreement, contract or other arrangement providing for (A) the acquisition, directly or indirectly, whether by merger, consolidation or otherwise, of assets (whether tangible or intangible) or the capital stock or other equity interests of another entity (other than the acquisition of inventory in the ordinary course) or (B) the disposition, directly or indirectly, whether by merger, consolidation or otherwise, of assets (whether tangible or intangible) or the capital stock of the Company or its Subsidiaries, other than sales or dispositions of assets in the ordinary course of business or in connection with the disposition of obsolete inventory;

              (h) any agreement, contract or other arrangement to which the Company or any Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any entity in excess of $125,000 and is not terminable by the Company or any Subsidiary by notice of not more than 60 days for a cost of less than $25,000; and

              (i) any agreement with any executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Merger Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than three years or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee not comparable to benefits available to employees generally.

All written Material Contracts are legally valid and binding obligations of the Company and in full force and effect, and there are no defaults by the Company or any Subsidiary thereunder, except those defaults that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has previously made available for inspection by the Purchaser all Material Contracts.

         4.16 Title to Properties. Except as set forth in Section 4.16 of the Disclosure Letter, the Company and its Subsidiaries have good title to all real, personal and intangible property reflected in the Company's September 30, 2002 consolidated balance sheet previously delivered to Purchaser (except as disposed of since such date in the ordinary course of business), free and clear of all mortgages, security interests, liens, encumbrances, restrictions and other burdens ("Liens"), other than statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and has been reserved for (to the extent required under generally accepted accounting principles) on the Company's balance sheet, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or its Subsidiaries or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which, individually or in the aggregate, do not materially interfere with the present use or operation of the assets or business of the Company and its Subsidiaries, and (iv) all exceptions, restrictions, easements, charges, rights-of-way and other encumbrances set forth in any state, local or municipal franchise under which such business is conducted which, individually or in the aggregate, do not materially interfere with the present use or operation of such assets or business.

         4.17 Labor Matters. Except as set forth in Section 4.17 of the Disclosure Letter, there are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. To the knowledge of the Company, since January 1, 2000, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

         4.18 Environmental Matters. Except as disclosed in the SEC Reports prior to the date hereof and except for such matters that, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) to the knowledge of the executive officers of the Company, no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) to the knowledge of the executive officers of the Company, no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation;
(iv) to the knowledge of the executive officers of the Company, neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has released or threatened to release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any governmental authority or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) to the knowledge of the executive officers of the Company, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law. The Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

                  As used herein, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

                  As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any governmental entity in connection with any Environmental Law.

             4.19 Intellectual Property. Except as set forth in Section 4.19 of the Disclosure Letter:

                  (a) the Company and/or its Subsidiaries owns all right, title and interest to the Intellectual Property Rights identified in Section 4.19 of the Disclosure Letter, and the Company has the right to use pursuant to a license each of the Intellectual Property Rights conveyed in the licenses identified in Section 4.19 of the Disclosure Letter;

                  (b) each such Intellectual Property Right specified in subparagraph (a) of this Section 4.19 will be owned or, to the Company's best knowledge and belief, available for use by the Surviving Corporation or its Subsidiaries immediately subsequent to the Effective Time;

                  (c) to the Company's best knowledge and belief, all issued patents and trademark registrations owned by the Company or its Subsidiaries are valid and enforceable;

                  (d) neither the Company nor any of its Subsidiaries is, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Merger Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party Intellectual Property Rights;

                  (e) neither the Company nor any of its Subsidiaries has had notice of any claim, nor does the Company have knowledge of any valid grounds for any bona fide claim against the Company or its Subsidiaries that the Intellectual Property Rights used in the business of the Company and its Subsidiaries as presently conducted (excluding in connection with products under development) infringe, misappropriate or violate any Intellectual Property Rights of any other person. To the Company's best knowledge and belief, except as otherwise disclosed in Section 4.19 of the Disclosure Letter, no third party is presently interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property Rights of the Company or its Subsidiaries in any material respect;

                  (f) up to the date hereof, the Company has paid all maintenance and annuity fees for all patents and patent applications listed on
Section 4.19 of the Disclosure Letter, which includes patents and patent applications used in the business of the Company and its Subsidiaries as presently conducted;

                  (g) Section 4.19 of the Disclosure Letter identifies each patent, each trademark and service mark registration and each copyright registration currently in effect, owned by the Company or its Subsidiaries; identifies each pending patent application and pending application for registration of a trademark or service mark currently in effect that the Company or its Subsidiaries has made with respect to their Intellectual Property Rights; and identifies each license, agreement or other permission that the Company or its Subsidiaries has granted to any third party with respect to any of its owned Intellectual Property Rights. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). With respect to each such Intellectual Property Right that the Company or its Subsidiaries owns and is identified in Section 4.19 of the Disclosure Letter, except as otherwise set forth in Section 4.19 of the Disclosure Letter:

                  (i) the Company or its Subsidiaries possesses all right, title, and interest in and to the Intellectual Property Right, free and clear of any security interest, license, or other restriction of which the Company is aware;

                  (ii) the Intellectual Property Right is not subject to any outstanding injunction, judgment, order, decree, or ruling;

                  (iii) to the Company's best knowledge and belief, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened, which challenges the legality, validity, enforceability, use or ownership of the Intellectual Property Right; and

                  (iv) the Company and its Subsidiaries have not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property Right;

                  (h) Section 4.19 of the Disclosure Letter identifies each Intellectual Property Right that the Company and/or its Subsidiaries use pursuant to license, sublicense, agreement, or permission. The Company has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such Intellectual Property Right identified in Section 4.19 of the Disclosure Letter:

                  (i) to the Company's best knowledge and belief, the license, sublicense, agreement, or permission covering the Intellectual Property Right is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all material respects;

                  (ii) to the Company's best knowledge and belief, no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and

                  (iii) the Company and its Subsidiaries have not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  As used in this Merger Agreement, the term "Intellectual Property Rights" means: (1) United States and foreign patents, patent applications, continuations, continuations-in-part, continuing prosecution applications, divisions, reissues, extensions or re-examinations; (2) United States, state, foreign, and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company and each Subsidiary is conducting its business), whether registered or unregistered, and pending applications to register the foregoing;
(3) copyrightable expressions fixed in tangible form, United States and foreign copyrights therein, whether registered or unregistered, and pending applications to register the same; and (4) trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and other information that is confidential and proprietary, in each case either owned or used pursuant to a license.

         4.20 FDA and Other Approval Status. All Products (as herein defined), including any accessories to be sold, are marketable, and currently are being manufactured and marketed in substantial compliance with the Federal Food, Drug and Cosmetic Act and other United States and foreign legal requirements. As used in this Merger Agreement, the term "Products" means any products related to the businesses of the Company or its Subsidiaries that are manufactured or sold through the Company or its Subsidiaries.

         4.21 Inventory. All raw materials, work-in-progress and finished goods inventory is recorded in accordance with the Company's inventory policy attached as Schedule 4.21 of the Disclosure Letter. The Company's inventory reserves for excess and obsolete inventory are adequate.

         4.22 Customers and Suppliers. Since September 30, 2002, no material customer or supplier of the Company has indicated that it will stop or materially decrease the rate of business done with the Company, nor is any receivable for any such customer over 90 days past due for which adequate reserves have not been made.

         4.23 ISO 9001 Certification. Except as set forth in Section 4.13 of the Disclosure Letter, the Company's manufacturing facilities used in connection with its businesses are ISO 9001 certified and comply in all material respects with all requirements for such ISO 9001 certification.

         4.24 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company, other than arrangements with U.S. Bancorp Piper Jaffray. A true and complete copy of the engagement letter between the Company and U.S. Bancorp Piper Jaffray has previously been delivered to the Purchaser.

                   5. CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless the Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated by this Merger Agreement:

             (a) the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice;

             (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its Subsidiaries; (ii) amend its Articles of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

             (c) except as set forth Section 5.1 of the Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for Shares reserved for issuance upon the exercise of Stock Options in accordance with their existing terms, as such Stock Options may be accelerated pursuant to their existing terms; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness or any other material liabilities other than the incurrence of liabilities in the ordinary course of business and borrowings under the credit agreement described in Section 5.1 of the Disclosure Letter for working capital purposes up to the credit limit described in Section 5.1 of the Disclosure Letter; (iv) assume, endorse (other than in the ordinary course of business consistent with past practices), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than a Subsidiary); (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to its Subsidiaries, or otherwise enter into any Material Contract; (vi) make any loans to employees, other than advances in the ordinary course of business consistent with past practices; (vii) fail to maintain adequate insurance consistent with past practices for their businesses and properties (to the extent available at commercially reasonable prices); and (viii) make capital expenditures in excess of $25,000 individually or $250,000 in the aggregate;

             (d) the Company shall use reasonable business efforts to preserve intact the business organization of the Company and its Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and them;

             (e) the Company shall not and shall cause its Subsidiaries not to
(i) enter into any new agreements (other than in its ordinary course of business consistent with past practice) or amend or modify any existing agreements (other than in its ordinary course of business consistent with past practice) with any of their respective officers, directors or employees or with any "disqualified individuals" (as defined in Section 280G(c) of the Code), (ii) grant any increases in the compensation of their respective directors, officers and employees or any "disqualified individuals" other than increases in the ordinary course of business and consistent with past practice to persons who are not directors or corporate officers of or "disqualified individuals" with respect to the Company or any Subsidiary, (iii) enter into, adopt, amend or terminate, or grant any new benefit not presently provided for under, any employee benefit plan or arrangement, except as required by law or to maintain the Tax qualified status of the plan; provided, however, it is understood that the Company is permitted to pay bonuses to the extent described in Section 5.1 of the Disclosure Letter; or (iv) except as contemplated by Section 6.14, take any action with respect to the grant of any severance or termination pay other than in the ordinary course of business and consistent with past practice and pursuant to policies or practices in effect on the date of this Merger Agreement;

             (f) the Company shall not, and shall not permit any Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

             (g) except as set forth in Section 5.1 of the Disclosure Letter, neither the Company nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims;

             (h) neither the Company nor any of its Subsidiaries shall make any material Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

             (i) neither the Company nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

             (j) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing; and

             (k) except as required by the Pennsylvania Law or the Company's By-Laws, the Company will not call any meeting of its shareholders to be held prior to December 31, 2003 other than a special or annual meeting of shareholders to consider and vote upon the Merger.

                            6. ADDITIONAL AGREEMENTS

         6.1 Proxy Statement. Promptly after the date hereof, the Company shall prepare and (subject to the Purchaser's approval, which shall not be unreasonably withheld) file with the SEC under the Exchange Act, and shall use all reasonable efforts to have promptly cleared by the SEC and promptly mailed to the Company's shareholders, a proxy statement (the "Proxy Statement") with respect to the meeting of the Company's shareholders referred to in Section 6.2. The Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment thereof or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser agrees that none of the information supplied or to be supplied by the Purchaser or Merger Sub in writing to the Company for inclusion in the Proxy Statement and any amendment thereof or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light to the circumstances under which they were made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Subject to the fiduciary duty obligations of the Board of Directors of the Company under Pennsylvania Law, the Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of the Merger and for approval and adoption of this Merger Agreement.

         6.2 Meeting of Shareholders of the Company. Promptly after the date hereof, the Company shall take all action necessary in accordance with the Pennsylvania Law and the Company's Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") to consider and vote upon this Merger Agreement and the Merger and shall use its best efforts to convene the Company Shareholders' Meeting prior to May 15, 2003. Subject to the fiduciary duty obligations of the Board of Directors of the Company under Pennsylvania Law, the Board of Directors of the Company will recommend that the shareholders of the Company vote to adopt and approve the Merger and this Merger Agreement and the Company shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval.

         6.3 Other Actions by the Company and Purchaser. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Merger Agreement, each of Purchaser and the Company shall use their best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Merger Agreement or by the Merger and otherwise use their best efforts to eliminate or minimize the effects of such statute or regulation on such transactions.

         6.4 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or 25% or more of the assets or 25% or more of any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof who may be involved in any such discussion of the obligations undertaken in this Section and in the Confidentiality Agreement (as defined in Section 9.7). The Company agrees that it will notify Purchaser immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Purchaser informed, on a current basis, as to the status and terms of any such proposals or offers. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         6.5 Stock Exchange De-listing. The Surviving Corporation shall use its best efforts to cause the Shares to no longer be quoted on the Nasdaq National Market System and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         6.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and all other transactions contemplated by this Merger Agreement, including (i) filing the Certificate of Merger referred to in Section 2.3, (ii) using reasonable efforts to remove any legal impediment to the consummation or effectiveness of such transactions, (iii) satisfying the conditions to each other parties' obligation to consummate the Merger as contemplated hereby and (iv) using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act, if applicable, and submissions of information requested by governmental authorities. Subject to applicable laws relating to the exchange of information, Purchaser shall have the right to review in advance, and consult with the Company on, all filings made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Merger Agreement.

         6.7 Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Disbursing Agent, in connection with the transactions contemplated in Article II hereof, and Purchaser shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the Merger and the other transactions contemplated by this Merger Agreement shall be paid by the party incurring such expense.

         6.8 Indemnification, Exculpation and Insurance.

             (a) From and after the Effective Time, Purchaser agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined immediately prior to the Effective Time (the "Indemnified Persons"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Pennsylvania law and its articles of incorporation or by-laws in effect on the date hereof to indemnify such Indemnified Person (and Purchaser shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Pennsylvania law and the Company's articles of incorporation and by-laws shall be made by independent counsel reasonably acceptable to both the Surviving Corporation and the Indemnified Person.

             (b) Any Indemnified Person wishing to claim indemnification under paragraph (a) of this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, but the failure to so notify shall not relieve Purchaser of any liability it may have to such Indemnified Person if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Purchaser or the Surviving Corporation shall have the right to assume the defense thereof and Purchaser shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if Purchaser or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Persons advises that there are issues which raise conflicts of interest between Purchaser or the Surviving Corporation and the Indemnified Persons, the Indemnified Persons may retain counsel satisfactory to them, and Purchaser or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Persons in any jurisdiction, (ii) the Indemnified Persons will cooperate in the defense of any such matter and (iii) Purchaser shall not be liable for any settlement effected without its prior written consent; and provided, further, that Purchaser shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable law.

             (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, the Purchaser shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

             (d) For six (6) years after the Effective Time, the Purchaser shall maintain in effect a directors' and officers' liability insurance policy covering only those persons currently covered by the Company's current directors' and officers' liability insurance policy (the "Insured Parties") for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such Insured Parties than the terms in effect under the Company's directors' and officers' liability insurance policy as in effect on the date of this Merger Agreement; provided that the Purchaser shall not be required to pay an annual premium therefor to the extent in excess of 300% of the last annual premium payable prior to the date hereof; provided further that if the annual premiums for such coverage exceeds such maximum amount, the Purchaser shall be obligated to obtain a policy with the greatest standard coverage amount available for a cost not exceeding such maximum amount. The Purchaser shall use its reasonable best efforts to obtain the insurance policy or policies maintained under this
Section 6.8(d) from a reputable insurance carrier that has a financial strength rating from A.M. Best (or its successor) that is equal to or better than the financial strength rating that was assigned by A.M. Best to the Company's current directors' and officers' liability insurance carrier on May 5, 2002. The Purchaser's obligation to maintain the insurance policy or policies pursuant to this Section 6.8(d) shall be contingent on the cooperation of the Insured Parties in responding to reasonable requests for information from the Purchaser, with all such communications to be made through a single intermediary designated by the Insured Parties. Any costs and expenses incurred by any Insured Party or the intermediary designated by the Insured Parties in connection with any such requests shall be paid by the Insured Parties.

             (e) The provisions of this Section 6.8 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her representatives.

         6.9 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any representation or warranty contained in this Merger Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, provided that each party's obligation hereunder is limited to events of which its senior management has knowledge, and (ii) any material failure of the Company or the Purchaser, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company and Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other substantive communications received by Purchaser or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any governmental authority with respect to the Merger and the other transactions contemplated by this Merger Agreement. The Company shall give prompt notice to Purchaser of any change that could result in a Material Adverse Effect.

         6.10 Access; Communications with Distributors. The Company shall, and shall cause its Subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of the Purchaser complete access at all reasonable times, from the date hereof to the Effective Time, to its officers, employees, agents, properties, books and records and shall furnish the Purchaser all financial, operating and other data and information as the Purchaser, through its officers, employees or agents, may reasonably request. All such information shall be governed by the terms of the Confidentiality Agreement. From the date hereof to the Effective Time, the Company and the Purchaser agree to take the actions set forth in Section 6.10 of the Disclosure Letter.

         6.11 Employee Benefits. The Purchaser and the Company agree that all employees of the Company and its Subsidiaries immediately prior to the Effective Time shall be employed by the Surviving Corporation and its subsidiaries immediately after the Effective Time, it being understood that, except for employees of the Company and its subsidiaries with employment agreements as set forth in Section 6.14, the Purchaser shall not have any obligation to continue employing such employees for any length of time thereafter. Except as set forth in Section 6.11 of the Disclosure Letter, the Purchaser and the Company agree that, after the Effective Time, all employees of the Company and its Subsidiaries shall, at the Purchaser's option (i) continue to be entitled to and shall receive the same benefits currently provided to the employees of the Company and its Subsidiaries under the existing Company benefit plans ("Company Plans") for three (3) months from the Effective Time so long as the continued provision of such Company Plans to such employees does not cause any Purchaser benefit plan to be in violation of any law or regulation governing such plans, or (ii) shall be offered benefits similar to those available to the Purchaser's employees. From and after three (3) months from the Effective Time, the then employees of the Surviving Corporation and its subsidiaries shall be entitled to and shall receive such benefits as the then constituted management of the Surviving Corporation deems necessary and appropriate for the Purchaser, subject to consent and advice from the Purchaser's executive management. With respect to any such benefit arrangements ("Ultimate Plans"), the Purchaser shall grant all employees of the Company and its Subsidiaries, who become participants in the Ultimate Plans after the Effective Time, credit for all service with the Company and its Subsidiaries, or their respective predecessors (or any other party for which service has been recognized by the Company), prior to the Effective Time for all purposes for which such service was recognized by the Company prior to the Effective Time. To the extent that the Company Plans or Ultimate Plans provide medical or dental welfare benefits after the Effective Time, the Purchaser shall cause all pre-existing condition exclusions and actively-at-work requirements, to the extent such requirements would have been met at the Company, to be waived and the Purchaser shall provide that any expenses incurred on or before the Effective Time shall be taken into account under the Ultimate Plans for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions. Subject to the rules governing eligibility, vesting and all other terms of any 401(k) plan or other qualified retirement plan or ERISA pension plan maintained by the Purchaser and its subsidiaries (the "Retirement Plans"), the employees of the Company and its Subsidiaries shall be eligible to participate in the Retirement Plans on terms similar to the benefits provided to similarly situated employees of the Purchaser and its subsidiaries, with credit granted for purposes of eligibility and vesting for prior service with the Company and its Subsidiaries, but not for purposes of accrual. The Purchaser shall permit the Company to fully vest the accounts of the participants under the Company's 401k Plan effective as of the Effective Time.

         6.12 Antitrust Laws. As promptly as practicable, the Company, the Purchaser and Merger Sub shall make any and all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Merger Agreement and the transactions contemplated hereby. Subject to Section
6.10 hereof, the Company will furnish to the Purchaser and Merger Sub, and the Purchaser and Merger Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 6.10 hereof, the Company will provide the Purchaser and Merger Sub, and the Purchaser and Merger Sub will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Merger Agreement and the transactions contemplated hereby; provided, however, that the Purchaser and Merger Sub shall not be required to provide the Company with copies of confidential documents or information included in any filings and submissions made by the Purchaser under the HSR Act and the Company shall not be required to provide the Purchaser or Merger Sub with copies of confidential documents or information included in any filings and submissions made by the Company under the HSR Act.

         6.13 Public Announcements. The Purchaser and Merger Sub, on the one hand, and the Company, on the other hand, agree that they will use reasonable efforts to consult with the other party prior to issuing any press release or otherwise making any public statement, including, without limitation, making any filing with any third party or governmental authority, or responding to any press inquiry with respect to this Merger Agreement or the transactions contemplated hereby, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

         6.14 Employment Arrangements. The Purchaser shall cause the Surviving Corporation to (a) assume and perform each of the employment agreements described in Section 6.14A of the Disclosure Letter, including, without limitation, the "Change in Control" and severance provisions thereof and (b) assume and perform each of the agreements and obligations described in Section 6.14B of the Disclosure Letter.

                                 7. CONDITIONS

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

             (a) Stockholder Approval. This Merger Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable law and the articles of incorporation and by-laws of the Company.

             (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, if applicable, and, other than the filing provided for in Section 1.4, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Purchaser or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Purchaser or any of their respective Subsidiaries from, any governmental authority (collectively, "Governmental Consents") in connection with the execution and delivery of this Merger Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Purchaser and Merger Sub shall have been made or obtained (as the case may be).

             (c) Litigation. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Merger Agreement (collectively, an "Order"), and no governmental authority shall have instituted any proceeding seeking any such Order.

         7.2 Conditions to Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Purchaser at or prior to the Effective Time of the following conditions:

             (a) Representations and Warranties. The representations and warranties of the Company set forth in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect (containing the following proviso); provided, however, that notwithstanding anything herein to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or could prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Merger Agreement.

             (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Merger Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

             (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under the Contracts identified with an asterisk in Section 4.5 of the Disclosure Letter.

             (d) Resignations. Purchaser shall have received the resignations of each person who at the Closing is a director or officer of the Company and each of its Subsidiaries.

             (e) Employment Agreements. The Company's employment agreements with Gerard S. Carlozzi and Pertti Tormala shall be in full force and effect and neither party shall be in material default thereunder.

         7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

             (a) Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Purchaser by the President of Purchaser and the President of Merger Sub to such effect (containing the following proviso); provided, however, that notwithstanding anything herein to the contrary, this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, could prevent or materially burden or materially impair the ability of Purchaser to consummate the transactions contemplated by this Merger Agreement.

             (b) Performance of Obligations of Purchaser and Merger Sub. Each of Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Merger Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Purchaser and Merger Sub by the President of Purchaser to such effect.

                      8. TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination by Mutual Consent. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Purchaser by action of their respective Boards of Directors.

         8.2 Termination by Either Purchaser or the Company. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Purchaser or the Company if (i) the Merger shall not have been consummated by July 31, 2003, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or
(iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Merger Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated by the Termination Date.

         8.3 Termination by the Company. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company if there has been a breach of any representation, warranty, covenant or agreement made by Purchaser or Merger Sub in this Merger Agreement, or any such representation and warranty shall have become untrue after the date of this Merger Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Purchaser.

         8.4 Termination by Purchaser. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Purchaser if (a) the Board of Directors of the Company shall have withdrawn or adversely modified in any material respect its approval or recommendation of this Merger Agreement or failed to reconfirm its recommendation in favor of this Merger Agreement within five business days after a written request by Purchaser to do so, (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Merger Agreement, or any such representation and warranty shall have become untrue after the date of this Merger Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Purchaser to the Company, or (c) the Company or any of the other Persons described in Section 6.4 as affiliates, representatives or agents of the Company who have reason to be involved in the activities proscribed by Section 6.4 shall take any of the actions that would be proscribed by Section 6.4.

         8.5 Effect of Termination and Abandonment.

             (a) In the event of termination of this Merger Agreement and the abandonment of the Merger pursuant to this Article VIII, this Merger Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Merger Agreement.

             (b) In the event that this Merger Agreement is terminated by Purchaser pursuant to Section 8.4 (a) or (c), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Purchaser a termination fee of $2,500,000 (the "Termination Fee") and shall promptly, but in no event later than two days after being notified of such by Purchaser, pay all of the out-of-pocket charges and expenses (but excluding any investment banking fees), including those of the Disbursing Agent, incurred by Purchaser or Merger Sub in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement, in each case payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Merger Agreement, and that, without these agreements, Purchaser and Merger Sub would not enter into this Merger Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Purchaser or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Purchaser or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made.

         8.6 Amendment. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.7 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                             9. GENERAL PROVISIONS

         9.1 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS MERGER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Merger Agreement and of the documents referred to in this Merger Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Merger Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.3 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

             (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS MERGER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS MERGER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS MERGER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.1.

         9.2 Survival. This Article 9 and the agreements of the Company, Purchaser and Merger Sub contained in Sections 2.6 (Exercise and Cancellation of Company Options), 6.5 (Stock Exchange De-listing), 6.7 (Expenses), 6.8 (Indemnification; Directors' and Officers' Insurance) and 6.11 (Employee Benefits) shall survive the consummation of the Merger. This Article 9, the agreements of the Company, Purchaser and Merger Sub contained in Section 6.7 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Merger Agreement. All other representations, warranties, covenants and agreements in this Merger Agreement shall not survive the consummation of the Merger or the termination of this Merger Agreement.

         9.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a party as shall be specified by like notice):

                  (a) if to the Purchaser or Merger Sub:

                           CONMED Corporation
                           525 French Road
                           Utica, New York  13502
                           Attention: President
                           Telephone: (315) 797-8375
                           Facsimile: (315) 797-0321

                           With copies to:

                           CONMED Corporation
                           525 French Road
                           Utica, New York  13502
                           Attention: General Counsel
                           Telephone: (315) 624-3208
                           Facsimile: (315) 793-8929

                           Linvatec Corporation
                           11311 Concept Boulevard
                           Largo, Florida  33773
                           Attention: President
                           Telephone: (727) 399-5444
                           Facsimile: (727) 399-5289

                           Sullivan & Cromwell LLP
                           125 Broad Street
                           New York, New York 10004
                           Attention: Robert W. Downes
                           Telephone: (212)-558-4312
                           Facsimile: (212)-558-3588

                  (b) if to the Company:

                           Bionx Implants, Inc.
                           1777 Sentry Parkway West
                           Gwynedd Hall, Suite 400
                           Blue Bell, PA 19422
                           Attention: President
                           Telephone: (215) 643-5000
                           Facsimile  (215) 641-0916

                           With copies to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attention: Peter H. Ehrenberg
                           Telephone: (973)-597-2350
                           Facsimile: (973)-597-2351

         9.4 Interpretation. When a reference is made in this Merger Agreement to subsidiaries of the Purchaser or the Company, the word "subsidiaries" or "Subsidiaries" means any corporation or entity more than fifty percent (50%) of whose outstanding voting securities or equity interests are directly or indirectly owned by the Purchaser or the Company, as the case may be. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         9.5 No Third Party Beneficiaries. Except for the current and former officers and directors of the Company (who are third-party beneficiaries of the provisions set forth in Section 6.8 hereof), there are no third party beneficiaries of this Merger Agreement and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

         9.6 Counterparts. This Merger Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

         9.7 Entire Agreement; NO OTHER REPRESENTATIONS. This Merger Agreement (including any exhibits hereto), the Disclosure Letter and the Confidentiality Agreement, dated November 20, 2001, between Purchaser and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         9.8 Severability. The provisions of this Merger Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Merger Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Merger Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.9 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Merger Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Merger Agreement is made to a Section, such reference shall be to a Section of this Merger Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Merger Agreement, they shall be deemed to be followed by the words "without limitation."

         9.10 Assignment. This Merger Agreement shall not be assignable by operation of law or otherwise; provided, however, that Purchaser may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a constituent corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that (i) the representations and warranties in Sections 3.1 through 3.4 made herein with respect to Merger Sub as of the date of this Merger Agreement shall be deemed made with respect to such other subsidiary as of the date of such designation and (ii) the representation and warranty in Section 3.5 made herein with respect to Merger Sub as of the date of this Merger Agreement shall be deemed made with respect to such other subsidiary as of the date of this Merger Agreement.

         9.11 Defined Terms. The following terms are defined in the following sections of this Merger Agreement:

-------------------------------------------------------- ----------------------------------------------
Acquisition Proposal                                     6.4
-------------------------------------------------------- ----------------------------------------------
Benefit Plans                                            4.9(a)
-------------------------------------------------------- ----------------------------------------------
Closing                                                  1.3
-------------------------------------------------------- ----------------------------------------------
Closing Date                                             1.3
-------------------------------------------------------- ----------------------------------------------
Code                                                     4.9(b)
-------------------------------------------------------- ----------------------------------------------
Company                                                  Lead-in
-------------------------------------------------------- ----------------------------------------------
Company Disclosure Schedule                              Opening Paragraph of Article IV
-------------------------------------------------------- ----------------------------------------------
Company Options                                          2.6
-------------------------------------------------------- ----------------------------------------------
Company Plans                                            6.11
-------------------------------------------------------- ----------------------------------------------
Company Requisite Vote                                   4.5
-------------------------------------------------------- ----------------------------------------------
Company Shareholders Meeting                             6.2
-------------------------------------------------------- ----------------------------------------------
Company Stock Option Plans                               2.6
-------------------------------------------------------- ----------------------------------------------
Contracts                                                4.5
-------------------------------------------------------- ----------------------------------------------
Costs                                                    6.8(a)
-------------------------------------------------------- ----------------------------------------------
Disbursing Agent                                         2.3
-------------------------------------------------------- ----------------------------------------------
Disclosure Letter                                        Opening Paragraph of Article IV
-------------------------------------------------------- ----------------------------------------------
Disqualified Individuals                                 5.1(e)
-------------------------------------------------------- ----------------------------------------------
Distributors                                             4.1
-------------------------------------------------------- ----------------------------------------------
Effective Time                                           1.4
-------------------------------------------------------- ----------------------------------------------
Environmental Law                                        4.18
-------------------------------------------------------- ----------------------------------------------
ERISA                                                    4.9(a)
-------------------------------------------------------- ----------------------------------------------
Exchange Act                                             3.2
-------------------------------------------------------- ----------------------------------------------
HSR Act                                                  3.2
-------------------------------------------------------- ----------------------------------------------
Indemnified Person                                       6.8(a)
-------------------------------------------------------- ----------------------------------------------
Insured Parties                                          6.8(d)
-------------------------------------------------------- ----------------------------------------------
Intellectual Property Rights                             4.19
-------------------------------------------------------- ----------------------------------------------
Investment Plan                                          4.4
-------------------------------------------------------- ----------------------------------------------
Laws                                                     4.13
-------------------------------------------------------- ----------------------------------------------
Liens                                                    4.16
-------------------------------------------------------- ----------------------------------------------
Material Adverse Effect                                  4.1
-------------------------------------------------------- ----------------------------------------------
Material Contracts                                       4.15
-------------------------------------------------------- ----------------------------------------------
Merger                                                   Recital
-------------------------------------------------------- ----------------------------------------------
Merger Agreement                                         Lead-in
-------------------------------------------------------- ----------------------------------------------
Merger Consideration                                     2.1(a)
-------------------------------------------------------- ----------------------------------------------
Merger Sub                                               Lead-in
-------------------------------------------------------- ----------------------------------------------
Option Payments                                          2.6
-------------------------------------------------------- ----------------------------------------------
Payment Fund                                             2.2
-------------------------------------------------------- ----------------------------------------------
Pennsylvania Law                                         1.1
-------------------------------------------------------- ----------------------------------------------
Pension Plans                                            4.9(b)
-------------------------------------------------------- ----------------------------------------------
Permitted Investments                                    2.2
-------------------------------------------------------- ----------------------------------------------
Products                                                 4.20
-------------------------------------------------------- ----------------------------------------------
Proxy Statement                                          6.1
-------------------------------------------------------- ----------------------------------------------
Purchaser                                                Lead-in
-------------------------------------------------------- ----------------------------------------------

-------------------------------------------------------- ----------------------------------------------
Retirement Plans                                         6.11
-------------------------------------------------------- ----------------------------------------------
SEC                                                      4.6(a)
-------------------------------------------------------- ----------------------------------------------
SEC Documents                                            4.6(a)
-------------------------------------------------------- ----------------------------------------------
Shares                                                   Recital
-------------------------------------------------------- ----------------------------------------------
Stock Option Plan                                        4.4
-------------------------------------------------------- ----------------------------------------------
Stock Options                                            4.4
-------------------------------------------------------- ----------------------------------------------
Subsidiary or subsidiary                                 9.4
-------------------------------------------------------- ----------------------------------------------
Surviving Corporation                                    1.1
-------------------------------------------------------- ----------------------------------------------
Takeover Statute                                         4.5
-------------------------------------------------------- ----------------------------------------------
Tax                                                      4.10
-------------------------------------------------------- ----------------------------------------------
Tax Affiliate                                            4.10
-------------------------------------------------------- ----------------------------------------------
Termination Date                                         8.2
-------------------------------------------------------- ----------------------------------------------
Termination Fee                                          8.5(b)
-------------------------------------------------------- ----------------------------------------------
Ultimate Plans                                           6.11
-------------------------------------------------------- ----------------------------------------------
Unaudited Third Quarter Financial Statements             4.6
-------------------------------------------------------- ----------------------------------------------
Voting Agreements                                        Recital
-------------------------------------------------------- ----------------------------------------------
10-K                                                     4.6
-------------------------------------------------------- ----------------------------------------------

         IN WITNESS WHEREOF, the Purchaser, Merger Sub and the Company have caused this Merger Agreement to be executed as of the date first written above by their respective duly authorized officers.

                                            CONMED CORPORATION


                                            By:  /s/ Heather L. Cohen
                                               --------------------------------
                                                 Title: Assistant Secretary

                                            ARROW MERGER CORPORATION


                                            By:  /s/ Heather L. Cohen
                                               --------------------------------
                                                 Title: Assistant Secretary

                                            BIONX IMPLANTS, INC.


                                            By:  /s/ Gerard S. Carlozzi
                                               ---------------------------------
                                                 Title: President and
                                                        Chief Executive Officer